Exhibit 99.1

Comtech Announces Transformation Strategy and Capital Structure Update

Board of Directors Discloses Strategic Alternatives Process for Terrestrial & Wireless Networks Segment; Comtech to Become a Pure-Play Satellite and Space Communications Company

Company Amends Credit Facility and Enters into New Subordinated Unsecured Term Loan Facility

CHANDLER, Ariz. – October 17, 2024 – Comtech (NASDAQ: CMTL) (the “Company”), a global technology leader, today announced that its Board of Directors and management team are executing a strategy to transform Comtech into a pure-play satellite and space communications company and provided a capital structure update.

Ongoing and future actions supporting Comtech’s transformation strategy include:

•	An exploration of strategic alternatives for the Company’s Terrestrial & Wireless Networks (“T&W”) segment, which is well underway;
•	The pursuit of further portfolio-shaping opportunities to enhance profitability, efficiency and focus; and
•	The implementation of additional operational initiatives to align Comtech’s go-forward cost structure with a pure-play focus on satellite and space communications.

Comtech’s Board of Directors noted, “Comtech is in the midst of a transformational journey. Earlier this year, we enhanced our T&W segment with a new management team to drive growth and improved profitability. Given the strength and value we see in our T&W segment, we initiated a process to explore strategic alternatives for this business to unlock value for Comtech shareholders. We believe the best path forward for shareholders is the creation of a pure-play satellite and space communications company with a simplified capital structure, streamlined operations and strong balance sheet. This strategy is the product of months of careful evaluation conducted with the assistance of management and independent advisors. We look forward to providing an update on the strategic alternatives process and broader strategy at key milestones.”

Strategic Alternatives Process for the T&W Segment

Comtech’s T&W business is a leading provider of next-generation 911 (“NG911”) infrastructure and solutions for state and local governments and telecom carriers across North America. Enhanced by the leadership of new executive management, in fiscal 2024, the T&W segment has more than doubled its bookings of orders for next-generation solutions. Additionally, as a result of a more refined strategic focus and the achievement of certain cost-containment and operational efficiency measures, T&W is on track to delivering strong year-over-year bottom line performance.

Comtech’s recent T&W wins and milestones include a long-term competitive contract renewal for NG911 solutions in the Commonwealth of Massachusetts; the buildout of Pennsylvania’s NG911 statewide network; a mandate for the Toronto Police Service’s NG911 solution; a long-term NG911 renewal with the North Central Texas Emergency Communications District; a statewide NG911 solution in the Northeast U.S. in partnership with Consolidated Communications; and multi-province NG911 deployments in Canada. Demand for these solutions is expected to continue growing following a July 2024 ruling by the U.S. Federal Communications Commission to advance the nationwide transition to NG911.

The Board had previously retained independent financial advisors to assist in its strategic review earlier this year and, in recent months, commenced a strategic alternatives process for the T&W business.

The Board added, “Comtech deeply values its T&W customers, who put their trust in our best-in-class public safety solutions to keep their communities and people connected in their most critical moments. We expect to move forward with a partner who will focus on this attractive business and its customers, talented team members and valued service providers.”

There can be no assurance that the exploration of strategic alternatives will result in a transaction or other strategic changes or outcomes. There is no timeframe for the conclusion of the process, and the Company does not intend to comment further regarding this matter unless and until further disclosure is determined to be appropriate or necessary.

Pure-Play Satellite and Space Communications Company

Comtech’s Satellite & Space Communications (“S&S”) segment is a U.S.-based, leading provider of advanced modems and high-power amplifier technologies, and a market leader in troposcatter technologies. The S&S segment has an innovative portfolio of these mission-critical technologies and serves some of the world’s largest defense contractors and allied foreign governments, as well as multiple U.S. government agencies, including branches of the U.S. Armed Forces, U.S. Department of Defense (“DoD”) and U.S. Space Force (“USSF”), among others.

The S&S business operates in large and growing end markets that benefit from multiple tailwinds and demand-drivers, including growing global geopolitical tensions, rising global defense spending, and high barriers to entry. Further, these end markets are undergoing technology upgrade cycles and modernization initiatives that are expected to underpin demand for years to come. Fueling these cycles are the USSF’s Commercial Space Strategy and the DoD’s Joint All Domain Command and Control approach, which are expected to generate strong demand for the S&S business’ next-generation digital solutions. Today, only a limited number of companies, including Comtech, can serve the complex needs of the U.S. and other governments and meet this demand.

Proceeds from the potential divestiture of T&W would enable Comtech to substantially simplify its capital structure and strengthen its balance sheet. Paired with additional targeted portfolio optimization and a singular focus on satellite and space communications, the go-forward company would be well-positioned to capitalize on growth opportunities.

Portfolio-Shaping and Operational Initiatives

In connection with the Board’s transformative strategy, the Company has undertaken a detailed evaluation of its S&S portfolio to identify opportunities to divest, separate and/or rationalize businesses or facilities that are not core to Comtech’s go-forward focus.

Consistent with this effort, in its fourth fiscal quarter, Comtech made the decision to exit its subsidiary operations in Basingstoke, United Kingdom. The U.K. operations were established in connection with the prior management team’s 2020 acquisition of CGC Technology Limited, which primarily served customers in Europe. Following the acquisition, Comtech continued to invest in the Basingstoke facility to advance LEO constellation-based antenna technologies in anticipation of a significant production order. Taking into consideration the significant ongoing investment as well as unfavorable contract terms on prospective antenna sales, the Board concluded the U.K. business would not generate an attractive return on invested capital and made the decision to exit these operations. After anticipated restructuring charges associated with the exit of the Basingstoke operations, Comtech expects to realize approximately $10 million of annual cash savings.

In addition to its ongoing efforts to improve the cash conversion cycle and manage the balance sheet, Comtech has been working with independent advisors to identify opportunities to align the Company’s cost structure with its go-forward focus on satellite and space communications.

Furthermore, over the past several months, Comtech has conducted an intensive review of its product portfolio to focus future investment on the Company’s most strategic, high-margin revenue opportunities within its S&S portfolio. While anticipated to improve the Company’s profitability in future periods, such actions may result in near-term restructuring charges.

Amended Credit Agreement and New Subordinated Term Loan Facility

On October 16, 2024, Comtech filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) noting that it is unable to file its Annual Report on Form 10-K for the period ended July 31, 2024 within the prescribed time period without unreasonable effort or expense, and that the Company anticipates reporting significantly lower-than-expected performance, primarily in its S&S segment, in the fourth fiscal quarter.

In light of this, the Company entered into an amendment to its existing credit facility dated June 17, 2024. Among other things, the amendment waives defaults or events of default in connection with the Company’s Net Leverage Ratio and Fixed Charge Coverage Ratio covenants for the fourth fiscal quarter. To cure defaults, maintain appropriate liquidity and support the Company’s transformation initiatives, Comtech entered into a new $25.0 million subordinated unsecured term loan facility with the existing holders of the Company’s convertible preferred stock. Within the terms of the amended credit facility, this new subordinated unsecured term loan allows the Company to maintain a consistent level of borrowing capacity.

Additional information related to the Company’s credit facilities can be found in a Form 8-K that will be filed with the SEC.

Advisors

Imperial Capital, LLC is acting as financial advisor for the T&W strategic alternatives process. Sidley Austin LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

About Comtech

Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, NG911 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages its global presence, technology leadership, and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by our representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding our expectations for the strategic alternatives process regarding our T&W segment, our expectations for further portfolio-shaping opportunities, our expectations for the other operational initiatives described in this press release, our expected financial results for the year and quarter ended July 31, 2024, the intended use of proceeds from the financing transactions described in this press release, our expectations for completing further financing initiatives, our future performance and financial condition, our plans to address our ability to continue as a going concern, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the outcome and effectiveness of the initiatives described in this press release, our ability to access capital and liquidity so that we are able to continue as a going concern; our ability to implement changes in our executive leadership; the possibility that the expected synergies and benefits from our strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from and uncertainties regarding future actions that may be taken by Michael Porcelain and stockholders affiliated with him in furtherance of their nominations of director candidates for election at the Company’s Fiscal 2024 Annual Meeting of Stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies and our ability to scale opportunities and deliver solutions to current and prospective customers; changes in prevailing economic and political conditions, including as a result of Russia’s military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facilities; risks associated with our large contracts; risks associated with supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission ("SEC"). However, the risks described above are not the only risks that we face. Additional risks and uncertainties, not currently known to us or that do not currently appear to be material, may also materially adversely affect our business, financial condition and/or operating results in the future. We describe risks and uncertainties that could cause actual results and events to differ materially in the "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" sections of our SEC filings. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Further, the Company’s financial closing procedures for the fiscal year and quarter ended July 31, 2024 are not yet complete. The expected financial results for the fiscal year and quarter ended July 31, 2024 described herein are estimates based on information available to management as of the date of this press release, have not been audited by the Company’s independent registered accounting firm, and are subject to change. It is possible that the final results may vary from these preliminary estimates upon completion of closing procedures and finalization of the Company’s audited consolidated financial statements.

Investor Relations Contact
Maria Ceriello

631-962-7102

investors@comtech.com

Media Contacts
Jamie Clegg

480-532-2523

jamie.clegg@comtech.com

Jed Repko / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449